Exhibit 99.1

For Further Information, Contact: Investor Relations: Todd Friedman or Stacie Bosinoff	Corporate Communications: Kathleen O’Boyle

The Blueshirt Group	RightNow Technologies
415.217.7722	406.556.3428 Desk
todd@blueshirtgroup.com	415.407.8308 Cell
stacie@blueshirtgroup.com	kathleen.oboyle@rightnow.com

RIGHTNOW TECHNOLOGIES ANNOUNCES

PRELIMINARY THIRD QUARTER 2008 FINANCIAL INFORMATION

BOZEMAN, Mont. – October 6, 2008 – RightNow® Technologies (NASDAQ: RNOW), today announced unaudited preliminary financial information for the third quarter ended September 30, 2008.  Based on preliminary information and subject to the quarterly accounting close, the company currently expects to report revenue and earnings for the third quarter consistent with the guidance provided on July 30, 2008.  Additionally, the company expects to report negative cash flow from operations primarily due to a lengthening of payment terms and slower cash collections.  As a result, the company expects to reduce its full year guidance for cash from operations.

“We are seeing more contracts with periodic or annual payment terms and slower cash collections which we believe are both being driven by recent economic conditions,” said Greg Gianforte, CEO and founder.  “That said, with a record number of customers registered for our users’ conference this week, our core mission of helping customers deliver exceptional customer experiences while reducing their customer service costs is resonating with enterprises around the world.  We look forward to discussing the quarter in more detail later this month.”

The company will be hosting a meeting with analysts at its annual users’ conference today at 7:30 a.m. MT (9:30 a.m. ET).   The analyst meeting and question and answer session will be webcast at http://investor.rightnow.com/index.cfm.  RightNow will host a conference call to discuss its third quarter financial results on October 29, 2008.

About RightNow Technologies

RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. Approximately 1,900 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana. For more information, please visit http://www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Stock Market.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, the risk that the preliminary financial information in this press release will differ from the completed third quarter results; and the risks associated with general economic conditions; our business model; our ability to develop or acquire, and gain market acceptance for, new products in a cost-effective and timely manner; the market success of our RightNow 8 product; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships; any unanticipated ambiguities in fair value accounting standards; and our ability to expand, retain and motivate our employees and manage our growth. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

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